UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 27, 2007 (March 27, 2007)

SABRE HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12175	75-2662240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3150 Sabre Drive, Southlake, Texas	76092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (682) 605-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 27, 2007, Sabre Holdings Corporation (the “Company”), Sovereign Holdings, Inc., a Delaware corporation (“Parent”), and Sovereign Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), entered into an amendment to the Agreement and Plan of Merger, dated as of December 12, 2006 (the “Merger Agreement”), which provides for the reduction of the termination fee payable by the Company from $135 million to $80 million should the agreement be terminated in certain circumstances and the Company subsequently enters into a Takeover Proposal (as defined in the Merger Agreement) with a third party, and reduces from nine months to six months the time period following termination during which, should the Company enter into such a Takeover Proposal, such fee would become payable. The amendment is attached as Exhibit 2.1 hereto and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Certain members of management, including Mr. Michael S. Gilliland, Mr. Jeffery M. Jackson, Mr. David A. Schwarte, Mr. John S. Stow, Mr. Thomas Klein, Ms. Michelle Peluso and Mr. Mark Miller (the “Named Executive Officers”) have elected to invest in Parent by contributing cash or equity interests in the Company, or a combination of both, to Parent prior to the merger and receiving equity interests in Parent in exchange therefor immediately after completion of the merger pursuant to rollover agreements with the Company and Parent entered into on March 27, 2007. The aggregate amount of this investment will be no more than 50% of the after-tax proceeds to be received by the Named Executive Officers in the merger in exchange for shares of common stock and the acceleration of equity awards held by them. Other members of management are also being offered an opportunity to enter into similar rollover agreements. As previously indicated on the Form 8-K/A filed by the Company on March 19, 2007, following the completion of the merger the Named Executive Officers and those other members of management will hold in the aggregate not more than 2% of Parent’s capital stock on a fully diluted basis pursuant to such rollover agreements. The rollover agreements provide the Named Executive Officers and other members of management who elect to invest in Parent with the right to require Parent to repurchase some or all of the interests purchased pursuant to the rollover agreements within the thirty-day period immediately following the consummation for the merger, at the same price at which the interests were purchased by such member of management. The form of rollover agreement is attached as Exhibit 99.1 hereto and incorporated herein by reference.

About the Acquisition

In connection with the proposed merger of the company with affiliates of Texas Pacific Group and Silver Lake Partners, the company filed a definitive proxy statement with the Securities and Exchange Commission on February 21, 2007. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE THE DEFINITIVE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by Sabre Holdings at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The definitive proxy statement and such other documents may also be obtained for free by directing such requests to the Sabre Holdings investor relations department at 866-722-7347, or on the company’s Web site at www.sabre-holdings.com/investor.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit 2.1	Amendment No. 1 to Agreement and Plan of Merger

Exhibit 99.1	Form of Rollover Agreement

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABRE HOLDINGS CORPORATION

By:	/s/ James F. Brashear
James F. Brashear
Corporate Secretary

Dated: March 27, 2007

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Exhibits:

Exhibit 2.1	Amendment No. 1 to Agreement and Plan of Merger

Exhibit 99.1	Form of Rollover Agreement

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